CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our reports dated September 21, 2015, relating to the financial statements and financial highlights, which appear in the July 31, 2015 Annual Reports to Shareholders of Columbia Money Market Fund, Columbia AMT-Free Tax-Exempt Bond Fund, Columbia Minnesota Tax-Exempt Fund, Columbia Limited Duration Credit Fund, Columbia Large Core Quantitative Fund, Columbia Income Opportunities Fund, Columbia Large Growth Quantitative Fund, Columbia Large Value Quantitative Fund, Columbia Inflation Protected Securities Fund, Columbia Global Opportunities Fund and Columbia Floating Rate Fund (Eleven of the funds constituting Columbia Funds Series Trust II), which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings “Financial Highlights”, “Independent Registered Public Accounting Firm” and “Organization and Management of Wholly-Owned Subsidiaries” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
Minneapolis, Minnesota
November 20, 2015